Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Ballantyne Strong, Inc.

Charlotte, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-03849, No. 333-116739, No. 333-139177, No. 333-153408, No. 333-218770, No. 333-169115, No. 333-196019, No. 333-207921, and No. 333-235552) of Ballantyne Strong Inc. of our report dated March 12, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Raleigh, NC

March 16, 2020